As filed with the Securities and Exchange Commission on October 29, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRAVO BRIO RESTAURANT GROUP, INC.
(Exact name of Registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-1566328 (I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100
Columbus, Ohio 43212
(Address, including zip code, of Registrant’s principal executive offices)

BRAVO DEVELOPMENT, INC. OPTION PLAN
(Full title of the plan)

Saed Mohseni	Copy to:
President and Chief Executive Officer 777 Goodale Boulevard, Suite 100 Columbus, OH 43212 (614) 326-7944	Carmen J. Romano, Esq. James A. Lebovitz, Esq. Dechert LLP Cira Center 2929 Arch Street Philadelphia, Pennsylvania 19104 (215) 994-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Proposed Maximum	Amount of
To be Registered	Registered (1)	Share (2)	Aggregate Offering Price	Registration Fee
	1,414,203
Common shares, no par value per share	shares	$1.44	$2,036,452	$146.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares, no par value per share, of the Registrant (the “Common Stock”) which become issuable under the Bravo Development, Inc. Option Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)	The registration fee for the shares of Common Stock to be issued pursuant to outstanding options already granted under the Plan was calculated in accordance with Rule 457(h) under the Securities Act, based upon the weighted average price per share at which the options may be exercised.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents are incorporated by reference in this Registration Statement:
     (a) The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on October 21, 2010, relating to the registration statement on Form S-1, as amended (Registration No. 333-167951), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
     (b) The Registrant’s Current Report on Form 8-K filed with the Commission on October 27, 2010 (File No. 001-34920).
     (c) The description of the Registrant’s common shares, no par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 20, 2010 (File No. 001-34920).
     (d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement will be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Ohio’s Revised Code expressly authorizes and the Registrant’s Second Amended and Restated Regulations provide for indemnification by the Registrant of any person who, because such person is or was a director, officer or employee of the Registrant was or is a party; or is threatened to be made a party to:
•	any threatened, pending or completed civil action, suit or proceeding;

•	any threatened, pending or completed criminal action, suit or proceeding;

•	any threatened, pending or completed administrative action or proceeding; or

•	any threatened, pending or completed investigative action or proceeding.
     The indemnification will be for actual and reasonable expenses, including attorney’s fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the Ohio Revised Code.
     Section 1701.13(E)(7) of the Ohio Revised Code authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. The Registrant has obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
4.1	Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 27, 2010 (File No. 001-34920)).

4.2	Second Amended and Restated Regulations of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 27, 2010 (File No. 001-34920)).

4.3	Form of Bravo Brio Restaurant Group, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Pre-effective Amendment No. 3 to Form S-1 filed with the Commission on October 7, 2010 (Registration No. 333-167951)).

4.4	Bravo Development, Inc. Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 2, 2010 (Registration No. 333-167951)).

4.5	Amendment No. 1 to the Bravo Development, Inc. 2006 Stock Option Plan, also known as the Bravo Development, Inc. Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Pre-effective Amendment No. 3 to Form S-1 filed with the Commission on October 7, 2010 (Registration No. 333-167951)).

4.6	Form of Option Award Letter under the Bravo Development, Inc. 2006 Stock Option Plan, also known as the Bravo Development, Inc. Option Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 2, 2010 (Registration No. 333-167951)).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included in signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.
(a)	Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on the 29th day of October, 2010.

Bravo Brio Restaurant Group, Inc. (Registrant)
By:	/s/ Saed Mohseni
Saed Mohseni
President and Chief Executive Officer

POWER OF ATTORNEY
               KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Saed Mohseni his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and other governmental authorities, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Saed Mohseni	President, Chief Executive Officer and Director	October 29, 2010
Saed Mohseni	(Principal Executive Officer)

/s/ James J. O’Connor	Chief Financial Officer, Treasurer and Secretary	October 29, 2010
James J. O’Connor	(Principal Financial and Accounting Officer)

/s/ Alton F. Doody, III	Director	October 29, 2010
Alton F. Doody, III

/s/ Harold O. Rosser II	Director	October 29, 2010
Harold O. Rosser II

/s/ David B. Pittaway	Director	October 29, 2010
David B. Pittaway

/s/ Allen J. Bernstein	Director	October 29, 2010
Allen J. Bernstein

/s/ James S. Gulmi James S. Gulmi	Director	October 29, 2010

/s/ Fortunato N. Valenti Fortunato N. Valenti	Director	October 29, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 27, 2010 (File No. 001-34920)).

4.2	Second Amended and Restated Regulations of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 27, 2010 (File No. 001-34920)).

4.3	Form of Bravo Brio Restaurant Group, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Pre-effective Amendment No. 3 to Form S-1 filed with the Commission on October 7, 2010 (Registration No, 333-167951)).

4.4	Bravo Development, Inc. Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 2, 2010 (Registration No. 333-167951)).

4.5	Amendment No. 1 to the Bravo Development, Inc. 2006 Stock Option Plan, also known as the Bravo Development, Inc. Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Pre-effective Amendment No. 3 to Form S-1 filed with the Commission on October 7, 2010 (Registration No. 333-167951)).

4.6	Form of Option Award Letter under the Bravo Development, Inc. 2006 Stock Option Plan, also known as the Bravo Development, Inc. Option Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 2, 2010 (Registration No. 333-167951)).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included in signature page to this Registration Statement).